Exhibit 5.1

May 2, 2019

Clear Channel Outdoor Holdings, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Re:    Post-Effective Amendments to Registration Statements on Form S-8

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Clear Channel Outdoor Holdings, Inc., a Delaware corporation (formerly known as Clear Channel Holdings, Inc.) (the “Company”), in connection with the preparation of a Post-Effective Amendment to the Registration Statement on Form S-8 (File No. 333-181514) and the Registration Statement on Form S-8 (File No. 333-130229) (together, the “Registration Statements”). The Post-Effective Amendment relates to the registration of the offerings by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 32,662,819 shares of common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance or subject to outstanding awards under the Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (the “2012 Plan”) and up to an aggregate of 1,577,409 shares of Common Stock subject to outstanding options issued under the Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan” and together with the 2012 Plan, the “Plans”). The shares of Common Stock reserved for issuance under the Plans are referred to herein as the “Shares”.

In connection with the opinion expressed herein, we have reviewed such corporate records, certificates and other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Post-Effective Amendment, (ii) certain resolutions adopted by the board of directors of the Company, (iii) the Plans, (iv) the forms of award agreements used under the Plans and (v) such other certificates, instruments and documents as we have considered necessary for purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and further limitations set forth below, we are of the opinion that the Shares are duly authorized and that when (i) the Post-Effective Amendment becomes effective under the Securities Act, (ii) Shares have been duly issued in accordance with the terms of the Plan and the award agreements thereunder and (iii) the Shares are duly countersigned by the Company’s registrar, and upon receipt by the Company of the consideration to be paid therefor, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws). We do not express any opinion herein on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Post-Effective Amendment in accordance with the requirements of Item 501(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP